SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)
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☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

WEBEX COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WEBEX COMMUNICATIONS, INC.

3979 FREEDOM CIRCLE
SANTA CLARA, CALIFORNIA 95054
(408) 435-7000

April 4, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of WebEx Communications, Inc. that will be held on May 9, 2006, at 10:00 A.M., at the Company’s principal executive offices at 3979 Freedom Circle, Santa Clara, California 95054.

The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON. Your vote is important, so please return your proxy promptly.

The Proxy Statement and the related proxy form, as well as a copy of the Company’s 2005 Annual Report to Stockholders, are being mailed to stockholders entitled to vote at the meeting on or about April 4, 2006.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

Subrah S. Iyar Chairman and Chief Executive Officer

WEBEX COMMUNICATIONS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 9, 2006

To the Stockholders of WebEx Communications, Inc.:

The Annual Meeting of Stockholders of WebEx Communications, Inc., a Delaware corporation (the “Company”), will be held at the principal executive offices of the Company at 3979 Freedom Circle, Santa Clara, California 95054 on Tuesday, May 9, 2006, at 10:00 A.M., Pacific Daylight Time, for the following purposes:

  1)   To elect one Class III director to serve until the 2009 Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified;

  2)   To ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006; and

  3)   To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Stockholders of record as of the close of business on March 21, 2006 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office, 3979 Freedom Circle, Santa Clara, California 95054, for ten days before the meeting.

It is important that your shares are represented at this meeting. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

By Order of the Board of Directors

April 4, 2006	David Farrington Secretary

WEBEX COMMUNICATIONS, INC.
3979 FREEDOM CIRCLE
SANTA CLARA, CALIFORNIA 95054
___________________

PROXY STATEMENT
___________________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of WebEx Communications, Inc., a Delaware corporation (which we will refer to as the “Company” or “WebEx” throughout this Proxy Statement), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the principal executive offices of the Company at 3979 Freedom Circle, Santa Clara, California 95054, on Tuesday, May 9, 2006, at 10:00 A.M., Pacific Daylight Time, and any postponement or adjournment thereof (the “Annual Meeting”). The Company’s telephone number is (408) 435-7000.

This Proxy Statement, the accompanying form of proxy, and the Company’s Annual Report on Form 10-K containing financial statements and financial statement schedules required to be filed for the fiscal year ended December 31, 2005, are being mailed to stockholders entitled to vote at the meeting on or about April 4, 2006.

The Company will provide copies of exhibits to the Annual Report on Form 10-K to any requesting stockholder upon payment of a reasonable fee and upon request of the stockholder made in writing to WebEx Communications, Inc., 3979 Freedom Circle, Santa Clara, California 95054, Attn: David Farrington, General Counsel. The request must include a representation by the stockholder that, as of March 21, 2006, such stockholder was entitled to vote at the Annual Meeting.

Record Date; Voting Securities

Stockholders of record at the close of business on March 21, 2006 (which we will refer to as the “Record Date” throughout this Proxy Statement) are entitled to vote at the Annual Meeting. As of the close of business on that date, the Company had approximately 47,124,801 shares of common stock, $0.001 par value (the “Common Stock”), issued and outstanding and entitled to vote.

How You Can Vote

Stockholders of record may vote their shares at the Annual Meeting either in person or by proxy. To vote by proxy, stockholders should mark, date, sign and mail the enclosed proxy form in the prepaid envelope. Returning a proxy form will not affect a stockholder’s right to vote if the stockholder attends the Annual Meeting and wants to vote in person. Stockholders holding shares through a bank or broker should follow the voting instructions on the proxy form received.

Revocability of Proxies

The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. A stockholder who has given a proxy may revoke it at any time before it is exercised by (a) filing with the Secretary of the Company (i) a written revocation or (ii) a duly executed proxy bearing a later date or (b) by voting in person at the Annual Meeting.

Required Vote

Each holder of Common Stock is entitled to one vote for each share held as of the Record Date. Director election occurs by plurality vote. The nominee for Class III director who receives the most votes cast in his favor will be elected to serve as director. In order to be adopted, the proposal to ratify the Company’s appointment of the designated independent auditors will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Annual Meeting (“Votes Cast”) will be tabulated by the Inspector of Elections (the “Inspector”), with the assistance of the Company’s transfer agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

The Inspector will treat shares that are voted “Withheld” or “Abstain” as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed, returned and not properly revoked, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted (i) “FOR” the election of the nominee for Class III director set forth herein; (ii) “FOR” the ratification of KPMG LLP as independent public auditors of the Company for the fiscal year ending December 31, 2006; and (iii) upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof in accordance with the discretion of the proxyholder, but will not otherwise be voted in the election of director. Proxies that are not returned will not be counted in determining the presence of a quorum and will not be counted toward any vote.

If a broker indicates on the enclosed proxy form or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Solicitation of Proxies

The expense of printing, mailing proxy materials and soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile or e-mail through its officers, directors or employees, none of whom will receive additional compensation for assisting with such solicitation.

IMPORTANT

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

PROPOSAL 1

ELECTION OF DIRECTOR

Number of Directors and Board Structure

The Company’s Certificate of Incorporation and Bylaws authorize up to nine (9) members of the Board of Directors, and the current size is set at six (6) board members. Currently, there are five (5) individuals serving on the Board of Directors, and there is one (1) vacancy on the Board.

The Company’s Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes with the number of directors in each class to be as nearly equal as possible. Two classes, Class I and Class II, currently consist of two (2) directors each. One class, Class III, currently has one (1) director and has one (1) vacancy. The vacancy in Class III arose due to the resignation of Min Zhu from the Board in May 2005.

The term of office for Class III expires at the annual meeting of stockholders to be held on May 9, 2006, the term of office for Class I expires at the annual meeting of stockholders to be held in 2007 and the term of office for Class II expires at the annual meeting of stockholders to be held in 2008. The members of each class of directors serve staggered three-year terms. A director elected to fill a vacancy (including a vacancy created by an increase in the Board of Directors) will serve for the remainder of the term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified.

Number of Director Positions to be Voted Upon at the Annual Meeting

There is one current director in the class, Class III, whose term of office expires in 2006. There is also one vacancy in Class III. Notwithstanding the vacancy, the Board of Directors has determined that there will be only one (1) Class III director position to be voted on at the Annual Meeting. Accordingly, proxies may not be used to vote for more than one (1) individual for Class III director.

The Board of Directors is in the process of identifying individuals meeting the criteria set forth in the Company’s Corporate Governance Policies for Company directors, in an effort to fill the vacancy in Class III. The Board does not currently have a candidate that meets the criteria for Company directors other than the director currently serving as a Class III director. For this reason the Board is nominating only one individual for director—the sole incumbent Class III director—and is holding an election at the Annual Meeting for only one director position in Class III, rather than for two positions. The Board will permit the vacancy in Class III to continue until such time the Board is successful in identifying an individual who meets the director requirements set forth in the Company’s Corporate Governance Policies, a copy of which is available on the Company’s website at www.webex.com. These requirements include the following: relevant executive-level experience, a high level of honesty and integrity, ability to work with other members of the Board and Company management in fulfilling Board responsibilities, and availability of time and willingness to commit the time necessary to serve as an active member of the Board, including service on the Board’s committees.

The lone nominee for election as Class III director is Subrah Iyar, a current Board member who was previously elected by the Company’s stockholders and who is the Company’s current chief executive officer. If elected at the Annual Meeting, the nominee would serve until the 2009 Annual Meeting and until his successor is elected and has qualified, or until his earlier death, resignation or removal. If the nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee recommended by the Company’s Governance and Nominating Committee and approved by the Board of Directors to fill the vacancy.

Set forth below is biographical information for the person nominated for director, as well as biographical information for each director whose term of office will continue after the Annual Meeting.

Nominee for Election for a Three-Year Term Expiring at the 2009 Annual Meeting

Subrah S. Iyar, age 48, is a co-founder of WebEx and has served as its Chairman and Chief Executive Officer since February 1997. Prior to founding WebEx, Mr. Iyar served as Vice President and General Manager of the Northern California Internet Business division of Quarterdeck Corporation, a software company, from October 1995 until November 1996. From 1983 to 1995, Mr. Iyar held several senior positions in Business Development, Marketing and Sales management at Apple Computer, Inc., a computer hardware company, and Intel Corporation, a semiconductor company. Mr. Iyar holds a B.S. in Electrical Engineering from the Indian Institute of Technology and an M.S. in Computer Engineering from the University of Southwestern Louisiana.

Required Vote

The nominee for Class III director receiving the highest number of affirmative votes of the shares of the Company’s Common Stock present at the Annual Meeting in person or by proxy and entitled to vote will be elected as the Class III director. Unless marked to the contrary, proxies received will be voted “FOR” the Board’s nominee.

The Board of Directors recommends a vote “FOR” the election of Subrah Iyar as the Class III director of the Company.

Directors Continuing in Office until the 2007 Annual Meeting

Michael T. Flynn, age 57, has served as a director of WebEx since January 2004. Prior to his retirement in March 2004, Mr. Flynn served as an officer of ALLTEL Corporation, an integrated telecommunications provider. From May 2003 to March 2004, Mr. Flynn served as Assistant to the Chief Executive Officer of ALLTEL Corporation. From April 1997 to May 2003, Mr. Flynn served as Group President of Communications of ALLTEL. From June 1994 to April 1997, Mr. Flynn served as President of the Telephone Group of ALLTEL. Mr. Flynn serves on the board of Airspan Networks Inc, a provider of fixed wireless DSL equipment, and on the boards of several private companies. Mr. Flynn holds a B.S. in Industrial Engineering from Texas A&M University.

Casimir Skrzypczak, age 65, has served as a director of WebEx since August 2002 and Lead Director since April 2003. Since 2001, Mr. Skrzypczak has served as a board member of several public and private companies. From November 1999 to July 2001, Mr. Skrzypczak was Senior Vice President at Cisco Systems, Inc., a provider of networking products and services. From March 1997 to October 1999, Mr. Skrzypczak served as Corporate Vice President and Group President of Professional Services at Telcordia Technologies, Inc., a supplier of products and services to the telecommunications industry. Prior to joining Telcordia, Mr. Skrzypczak served as Chief Technical Officer of Nynex, a regional telecommunications equipment and services provider and which through merger became part of telecommunications equipment and services provider Verizon Communications. Mr. Skrzypczak serves on the boards of Sirenza Microdevices Inc., a supplier of integrated circuits for the wireless and wireline telecommunications markets, ECI Telecom Ltd, a provider of telecommunications networking solutions, JDS Uniphase Corporation, a manufacturer of fiber-optic products, Somera Communications, Inc, a provider of telecommunications equipment and services, and a number of privately-held technology companies. Mr. Skrzypczak holds a B.S. in Mechanical Engineering from Villanova University and an M.S. in Operations Research from Hofstra University.

Directors Continuing in Office until the 2008 Annual Meeting

Anthony R. Muller, age 63, has served as a director of WebEx since February 2002. From January 1998 until his retirement in February 2003, Mr. Muller was Executive Vice President and Chief Financial Officer of JDS Uniphase Corporation, a manufacturer of optical products for communications and industrial, commercial and consumer applications. Mr. Muller also serves as a member of the board of directors of Silicon Graphics, Inc., a manufacturer of high performance computing systems. Mr. Muller holds a B.A. degree from the University of Pennsylvania and an M.B.A. degree from Stanford University.

Alfred R. Berkeley III, age 61, has served as a director of WebEx since May 2005.  Mr. Berkeley currently serves as Chairman and Chief Executive Officer of Pipeline Financial Group, Inc., a privately-held entity which is the sole owner of Pipeline Trading Systems, LLC, a registered Alternative Trading System.  From July 2000 to August 2003, Mr. Berkeley served as Vice Chairman of the Board of the NASDAQ Stock Market, Inc., the world's largest electronic stock market.  From June 1996 to July 2000, Mr. Berkeley served as President of the NASDAQ Stock Market, Inc., and prior to that was a general partner and then managing director of Alex. Brown & Sons, an investment bank subsequently acquired by Deutsche Bank A.G. and whose technology group Mr. Berkeley co-founded in 1975.  Mr. Berkeley also serves on the boards of Princeton Capital Management, Inc., a registered investment advisor; Kintera Inc., a software company; The National Research Exchange, LLC, a registered broker-dealer; and several private organizations.  Mr. Berkeley holds a B.A. degree from the University of Virginia and an M.B.A. from the Wharton School of Finance at the University of Pennsylvania.

There are no family relationships among any of our directors or our executive officers.

Board Meetings and Committees

The Board of Directors held seven meetings during 2005. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors serve except (i) Min Zhu who attended 50% of the Board meetings held prior to his resignation form the Board in May 2005, and (ii) Jan Baan who attended 50% of the Board meetings and 50% of the Compensation Committee meetings held prior to the expiration of his term in May 2005. Mr. Baan did not seek re-election to the Board following the expiration of his term in May 2005, and Mr. Zhu resigned from the Board in May 2005. In 2005 all five of our directors then serving on the Board attended the annual meeting of stockholders.

The Board of Directors has appointed a Compensation Committee, an Audit Committee and a Governance and Nominating Committee. The Board has adopted charters for each of these committees. Copies of the charters of the Audit Committee and the Governance and Nominating Committee are available on our website at www.webex.com on our “Investors” webpage. The information on our website is not incorporated into this Proxy Statement.

Compensation Committee

Number of Members:	Three

Members:	Mr. Berkeley (since May 2005) Mr. Flynn (chairman) Mr. Skrzypczak

Number of Meetings:	Six

Functions:
Assists in the implementation of, and provides recommendations with respect to, general and specific compensation policies and practices of the Company for directors, officers and other employees, administers the various incentive compensation and benefit plans and recommends policies relating to such plans. Reviews the performance of and establishes the compensation of the Company’s executive officers including the chief executive officer.

Audit Committee

Number of Members:	Three

Members:	Mr. Flynn Mr. Muller (chairman) Mr. Skrzypczak

Number of Meetings:	Seven

Functions:
Reviews the scope of the annual audit, oversees the Company’s internal audit function including compliance with Sarbanes-Oxley-mandated requirements relating to internal control over financial reporting, and serves as a confidential communications channel for employee “whistleblower” communications. With regard to the Company’s independent auditors, The Audit Committee (i) selects, compensates, evaluates, and approves the audit fees of, the independent auditors; (ii) pre-approves non-audit services provided by the independent auditors; (iii) monitors the independent auditor’s relationship with the Company; (iv) reviews the Company’s internal accounting procedures and financial management practices and processes with the Company’s independent auditors, as well as with management; and (v) when appropriate, replaces the independent auditors.

Governance and Nominating Committee

Number of Members:	Three

Members:	Mr. Berkeley (since May 2005) Mr. Muller Mr. Skrzypczak (chairman)

Number of Meetings:	Five

Functions:
Identifies individuals qualified to become members of the Company’s Board of Directors, recommends the director nominees to be considered for election at the annual meeting of stockholders, develops and recommends to the Company’s Board of Directors a set of corporate governance policies and codes of ethics to be applicable to the Company, evaluates the performance of the Company’s management, and performs such other duties and responsibilities as set forth in the charter of the committee. The Governance and Nominating Committee will consider nominees for the Company’s Board of Directors recommended by the Company’s stockholders.

Compensation of Directors

Directors who are employees of the Company do not receive any cash or other compensation for service on the Board of Directors. The Company’s non-employee director compensation plan, which became effective on January 1, 2004 following adoption by the Board, was modified by the Board in February 2006. The current non-employee director compensation plan provides for cash compensation consisting of an annual retainer fee and fees for Board and committee meeting attendance, as described below. The new non-employee director compensation plan was based upon and found to be consistent with the recommendations of an independent executive compensation consulting firm.

Non-employee directors under the current non-employee director compensation plan receive cash compensation for service on the Board of Directors. The cash compensation consists of the following: (i) an annual retainer fee of twenty thousand dollars ($20,000) paid in four (4) equal quarterly installments; (ii) a board meeting attendance fee of one thousand two hundred and fifty dollars ($1,250) for each board meeting attended; (iii) a committee meeting attendance fee of one thousand dollars ($1,000) for each committee meeting attended; and (iv) for committee chairmen only, an additional committee meeting attendance fee of five hundred dollars ($500) for each committee meeting attended. The Company also reimburses each non-employee director for out-of-pocket expenses incurred in connection with attending Board meetings.

In addition, each of the Board’s Lead Director and the chairman of the Audit Committee of the Board receives an annual retainer fee for service in such position. The Lead Director receives an annual retainer fee of twelve thousand dollars ($12,000), paid in four (4) equal quarterly installments. The Lead Director is the non-employee director designated by the Board of Directors to serve as the principal liaison between the Company and the other non-employee directors, to preside at executive sessions of the non-employee directors, to coordinate the activities of the non-employee directors, to work with the Board chairman and his designees to facilitate information flow to the entire Board, and to set meeting agendas. The Company’s Lead Director is Casimir Skrzypczak. The chairman of the Audit Committee receives an annual retainer fee of ten thousand dollars ($10,000), paid in four (4) equal quarterly installments. The chairman of the Audit Committee manages the activities of the Audit Committee, sets the agenda for the Audit Committee, and acts as the principal liaison between the Board and each of the chief financial officer, the director of internal audit and the independent auditors. The chairman of the Audit Committee is Anthony Muller.

In addition to cash compensation, non-employee directors also receive non-cash compensation for service on the Board of Directors. Under the Company’s 2000 Stock Incentive Plan (“2000 Plan”), each non-employee director who joins the Board is granted an option to purchase 30,000 shares of Common Stock on the date on which he or she first becomes a director. In addition, on the first business day following the conclusion of each regular annual meeting of the Company’s stockholders, each non-employee director is automatically granted an additional option to purchase 10,000 shares of Common Stock if, as of the annual meeting date, he or she has served as a director for at least six months and he or she will continue to serve on the Company’s Board of Directors. In addition, the Lead Director will automatically receive an option to purchase 5,000 shares of Common Stock on the first business day following the conclusion of each regular annual meeting of the Company’s stockholders if, as of the annual meeting date, he or she has served as a director for at least six months and if he or she will continue to serve as Lead Director.

The 2000 Plan provides that options granted to non-employee directors vest in forty-eight (48) equal monthly installments on each monthly anniversary of the date of such option grant. Options granted under the 2000 Plan have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant, have a term of ten (10) years, and become fully vested in the event of a change in control of the Company.

Compensation Committee Interlocks and Insider Participation

During 2005, the Compensation Committee consisted of three non-employee directors. From January 2005 to May 2005, Jan Baan, Michael Flynn and Casimir Skrzypczak served on the Compensation Committee. In May 2005, Jan Baan’s term of service on the Board expired and his membership on the Compensation Committee ended. Also, in May 2005, Alfred Berkeley was elected to a seat on the Board and was appointed as a member of the Compensation Committee. None of the Compensation Committee members serves as a member of the board of directors or compensation committee of any entity that has one or more other executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Audit Committee Financial Expert

The Audit Committee of our Board of Directors contains at least one “audit committee financial expert”. The name of the Audit Committee financial expert is Anthony Muller, and the Board of Directors has determined that he is “independent” as that term is defined Item 7(d)(3)(iv) of Section 14A of the Securities and Exchange Act, as amended (the “Exchange Act”).

Director Nomination Process

Our Governance and Nominating Committee currently consists of three non-employee directors, Casimir Skrzypczak, Alfred Berkeley and Anthony Muller. The Governance and Nominating Committee, among its other duties, identifies and evaluates individuals qualified to become members of the Board of Directors, recommends the nominees for director who are considered for election at the annual meeting of stockholders, and recommends potential directors when vacancies arise on the Board. The Board nominates directors for election at each annual meeting and elects new directors to fill vacancies.

The Governance and Nominating Committee will also consider proposals by stockholders of qualified nominees to be director. A stockholder wishing to suggest a qualified nominee may do so by submitting the name of such nominee together with other required information to the Company’s Secretary in accordance with the procedures set forth in the Company's Bylaws. A copy of the Bylaws may be obtained from the Company directly through written request to the Company’s Secretary, sent to our principal executive office at 3979 Freedom Circle, Santa Clara, California 95054. The Bylaws may also be found in the Company’s filings with the Securities and Exchange Commission available at www.sec.gov.

Qualifications that a nominee for director should possess are set forth in our Corporate Governance Policies and include relevant executive-level experience, relevant industry experience, a high level of honesty and integrity, the ability to work with the other members of the Board and Company management in fulfilling Board responsibilities, and availability of and willingness to commit the time necessary to serve as an active member of the Board including service on the Board’s committees. Other than verification of the nominating stockholder’s compliance with the proper nominating procedures, and verification of the nominating person’s status as a stockholder, a candidate for director nominated by a stockholder is evaluated like any other candidate, according to the criteria set forth in the preceding sentence and in our Corporate and Governance Policies.

The text of our Corporate and Governance Policies is posted on our website located at www.webex.com on the “Investors” webpage. The information contained on the website is not incorporated into this Proxy Statement.

The director candidate recommended for election at this year’s Annual Meeting, Subrah Iyar, is an existing director seeking re-election to the Board. Mr. Iyar, a co-founder of the Company and its current chief executive officer, has been a director since February 1997.

Stockholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communication in writing to: Secretary, WebEx Communications, Inc., 3979 Freedom Circle, Santa Clara, California 95054. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on subject matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 28, 2006 as to shares of Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s named executive officers named under “Executive Compensation and Related Information—Summary Compensation Table,” (iii) each of the Company’s directors, and (iv) all directors and executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Applicable percentage ownership is based on 46,813,911 shares of Common Stock outstanding as of February 28, 2006.

Unless otherwise indicated, the address for the following stockholders is c/o WebEx Communications, Inc., 3979 Freedom Circle, Santa Clara, California 95054.

Name and Address of Beneficial Owner:	Shares Beneficially Owned(1)	Percentage Beneficially Owned
5% Stockholders:
William Blair & Company LLC(2)	4,930,067	10.5

Executive Officers and Directors:
Subrah S. Iyar(3)	3,974,830	8.4
Michael Everett(4)	111,880	*
Shawn Farshchi(5)	66,250	*
David Farrington(6)	155,646	*
Min Zhu(7)	2,157,069	4.6
Bill Heil(8)	160,124	*
Michael T. Flynn(9)	23,166	*
Anthony R. Muller(10)	121,186	*
Casimir Skrzypczak(11)	49,561	*
Alfred R. Berkeley III(12)	22,575	*
All directors, named executive officers and executive officers as a group(14 persons)(13)	6,983,673	14.5%
_________________
 * Less than 1% of the outstanding shares of the Company’s Common Stock.
(1)
To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 28, 2006 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing ownership of any other person.

(2)
Address is 222 W. Adams, Chicago, IL 60606. Stock ownership based solely on an Amendment to Schedule 13G filed by William Blair & Company with the Securities and Exchange Commission on February 16, 2006.

(3)
Includes 620,830 shares issuable under immediately exercisable options or options exercisable within 60 days of February 28, 2006. Includes 4,000 shares held in trust for Mr. Iyar’s family for which Mr. Iyar is the trustee.

(4)	Includes 108,500 shares issuable under immediately exercisable options or options exercisable within 60 days of February 28, 2006.
(5)	Includes 66,250 shares issuable under immediately exercisable options or options exercisable within 60 days of February 28, 2006.
(6)	Includes 90,553 shares issuable under immediately exercisable options or options exercisable within 60 days of February 28, 2006.
(7)
Includes 79,166 shares issuable to Yuqing Xu, an employee of the Company and the wife of Mr. Zhu, under immediately exercisable options or options exercisable by Ms. Xu within 60 days of February 28, 2006, and includes 296,173 shares held in the name of Ms. Xu. Mr. Zhu, a co-founder of the Company and its former Chief Technical Officer, was not an executive officer of the Company as of December 31, 2005 and is no longer employed by the Company.

(8)
Includes 159,134 shares issuable under immediately exercisable options or options exercisable within 60 days of February 28, 2006. Mr. Heil resigned as an executive officer effective February 22, 2006, and, pursuant to a separation agreement between Mr. Heil and the Company, Mr. Heil will cease to be an employee of the Company as of April 30, 2006.

(9)	Includes 19,166 shares issuable under immediately exercisable options or options exercisable within 60 days of February 28, 2006.
(10)	Includes 119,686 shares issuable under immediately exercisable options or options exercisable within 60 days of February 28, 2006.
(11)	Includes 49,561 shares issuable under immediately exercisable options or options exercisable within 60 days of February 28, 2006.
(12)	Includes 16,875 shares issuable under immediately exercisable options or options exercisable within 60 days of February 28, 2006.
(13)	Includes 1,461,470 shares issuable under immediately exercisable options or options exercisable within 60 days of February 28, 2006.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following table summarizes all compensation paid, for the fiscal years ended December 31, 2005, 2004, and 2003, to the Company’s Chief Executive Officer, each of the Company’s other four (4) most highly compensated executive officers, and one (1) individual who would have been one of the other four most highly compensated executive officers had such individual been serving as an executive officer of the Company on December 31, 2005. These individuals are referred to as the “named executive officers”. Other than the salary and bonus described below, the Company did not pay any named executive officer in the Summary Compensation Table any fringe benefits, perquisites or other compensation in excess of 10% of that executive officer’s salary and bonus during each of 2005, 2004 and 2003.

Summary Compensation Table

Long Term Compensation
		Annual Compensation		Securities
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Underlying Options (#)
Subrah S. Iyar Chief Executive Officer	2005 2004 2003	250,000 250,000 232,500	111,438 245,174 190,500	150,000 187,500 —

Michael Everett Chief Financial Officer	2005 2004 2003	257,500 244,750 161,805	58,309 109,254 66,319	52,500 60,000 250,000

Shawn Farshchi VP, Technical Operations and Chief Information Officer	2005 2004 2003	250,000 210,000 181,923	22,288 35,854 35,477	37,500 65,000 120,000

David Farrington VP, General Counsel and Secretary	2005 2004 2003	216,250 180,012 151,667	62,578 35,854 23,064	37,500 35,000 30,000

Min Zhu(2) Former Chief Technical Officer	2005 2004 2003	146,795 250,000 180,000	83,938 243,500 190,500	— 187,500 —

Bill Heil(3) Former President and Chief Operating Officer	2005 2004	300,000 45,577	131,399 35,142	71,500 450,000
____________
(1) Amounts paid as bonuses for services rendered are reported for the year in which they were earned even if they were paid in the following fiscal year.

(2) Mr. Zhu, a co-founder of the Company and its former Chief Technical Officer, was not an executive officer of the Company as of December 31, 2005 and is no longer employed by the Company.

(3) Mr. Heil became an executive officer in November 2004. Mr. Heil resigned as an executive officer effective February 22, 2006, and, pursuant to a separation agreement between Mr. Heil and the Company, Mr. Heil will cease to be an employee of the Company as of April 30, 2006.

Stock Options

The following tables set forth information regarding stock options granted to and exercised by the individuals named in the Summary Compensation Table above during 2005, and the number and value of the options held by each individual as of December 31, 2005. All options listed below were granted under the Company’s 2000 Stock Incentive Plan. The percent of total options granted is based on a total of 3,619,102 options granted to employees during 2005. All options were granted at the fair market value on the date of grant.

Option Grants in 2005

	Individual Grants
	Number of Securities Underlying Options	% of Total Options Granted to Employees in	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Granted	Fiscal Year	($/Sh)	Date(1)	5%($)	10%($)
Subrah Iyar(3)	150,000	4.14	23.61	11/9/15	2,227,230	5,644,239
Michael Everett(4)	52,500	1.45	23.61	11/9/15	779,531	1,975,484
Shawn Farschi(5)	37,500	1.04	23.61	11/9/15	556,808	1,411,060
David Farrington(6)	37,500	1.04	23.61	11/9/15	556,808	1,411,060
Bill Heil(7)	71,500	1.98	23.61	11/9/15	1,061,646	2,690,421
______________
(1) The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(2)
 Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock  appreciation of five percent (5%) and ten percent (10%) compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of our Common Stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares of Common Stock. The actual gains, if any, on the stock option exercises will depend on the future performance of the Company’s Common Stock, the optionee’s continued employment through applicable vesting periods and the date on which the options are exercised.

(3) The option grant vests monthly over a fifteen-month period beginning in 2006 and ending on the two-year anniversary of the grant date.

(4) The option grant vests monthly over a sixteen-month period beginning in 2008 and ending on the four-year anniversary of the grant date.

(5) The option grant vests monthly over an eleven-month period beginning in 2008 and ending on the four-year anniversary of the grant date.

(6) The option grant vests monthly over a sixteen-month period beginning in 2008 and ending on the four-year anniversary of the grant date.

(7) Pursuant to a separation agreement between Mr. Heil and the Company, Mr. Heil will cease to be an employee of the Company as of April 30, 2006, and the option will expire ninety (90) days following the date Mr. Heil ceases to be an employee with no option shares relating to the 2005 option grant having been vested.

Aggregated Option Exercises in Last Fiscal Year and 2005 Year End Option Values

	Number of Shares Acquired	Value	Number of Securities Underlying Unexercised Options at December 31, 2005	Value of Unexercised In-the-Money Options at December 31, 2005 ($)(2)
Name	on Exercise	Realized ($)(1)	Exercisable/Unexercisable	Exercisable/Unexercisable
Subrah S. Iyar	40,000	471,264	570,380/237,500	197,058/62,125
Michael Everett	35,000	496,477	118,666/195,834	1,361,099/998,441
Shawn Farshchi	40,000	595,060	30,583/152,917	317,878/540,182
David Farrington	62,000	1,467,402	92,756/96,300	989,354/147,768
Min Zhu	207,880	2,165,509	0/0	0/0
Bill Heil(3)	0	0	121,875/399,625	0/0
____________
(1) Calculated based on the fair market value of the underlying securities at the exercise date minus the exercise price, multiplied by the number of shares underlying the option.

(2) Calculated based on the fair market value of the underlying securities at December 31, 2005 ($21.63 per share) minus the exercise price, multiplied by the number of shares underlying the option.

(3) Pursuant to a separation agreement between Mr. Heil and the Company, Mr. Heil will cease to be an employee of the Company as of April 30, 2006, and all options granted to Mr. Heil will expire ninety (90) days following the date Mr. Heil ceases to be an employee.

Employment Agreements and Change in Control Arrangements

The Company does not have formal written employment agreements with any of the named executive officers, but does have change in control arrangements with certain of the named executive officers.

Pursuant to the terms of Mr. Iyar’s and Mr. Everett’s option agreements entered into prior to 2005 for which the option shares are not fully vested as of the date of this Proxy Statement, the vesting of 33% of the unvested shares under such agreement will be accelerated upon a change in control of the Company. In addition, in the event of a change in control of the Company all remaining unvested shares will be accelerated in connection with such change in control in the event (i) the optionee is not offered comparable employment with the surviving entity in the San Francisco Bay Area or other agreed-to location, and (ii) the optionee agrees to remain an employee of the surviving entity to provide transition assistance for as long a period as desired by the surviving entity, with such period not to extend beyond the six-month anniversary date of the change in control.

Pursuant to the terms of Mr. Farrington’s and Mr. Farshchi’s option agreements entered into prior to 2004 for which the option shares are not fully vested as of the date of this Proxy Statement, if a change in control of the Company occurs the vesting of 33% of the unvested shares subject to such agreements will be accelerated in the event that (i) such person is employed by the surviving entity following the change in control, and (ii) if such person desires to voluntarily terminate his employment with the surviving entity during the first six months following the change in control, such person nevertheless remains an employee of the surviving entity to provide transition assistance for as long a period as desired by the surviving entity, with such period not to extend beyond the six-month anniversary date of the change in control.

Pursuant to the terms of (i) each of Mr. Heil’s option agreements, (ii) Mr. Farshchi’s and Mr. Farrington’s option agreements entered into in 2004 and 2005, and Mr. Iyar’s and Mr. Everett’s option agreements entered into during 2005, the vesting of 25% of the unvested shares under such agreement will be accelerated upon a change in control of the Company. In addition, in the event of a change in control all remaining unvested shares will be accelerated if (i) within one year after the change of control date, the surviving entity (A) terminates the optionee, (B) materially reduces his compensation or responsibilities or (C) requires the optionee to relocate outside of the San Francisco Bay Area as a condition of continued employment and the optionee declines to do so, and (ii) the optionee agrees to remain an employee of the surviving entity to provide transition assistance for as long a period as desired by the surviving entity, with such period not to extend beyond the six-month anniversary date of the change in control.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee of the Company's Board of Directors sets and administers the policies governing annual compensation of executive officers, considers their performance and makes recommendations regarding their cash compensation and stock options to the full Board of Directors. The Compensation Committee will, pursuant to its charter, periodically review its approach to executive compensation and make changes as competitive conditions and other circumstances warrant, and will seek to ensure the Company's compensation philosophy is consistent with the Company's best interests and is properly implemented.

During 2005, Michael Flynn, Casimir Skrzypczak, Alfred Berkeley and Jan Baan served as members of the Compensation Committee. In May 2005, Jan Baan’s term of service on the Board expired and his membership on the Compensation Committee ended. Also, in May 2005, Alfred Berkeley was elected to a seat on the Board and was appointed as a member of the Compensation Committee. None of the Board members who served on the Compensation Committee in 2005 had interlocking relationships as defined by the Securities and Exchange Commission.

Compensation Philosophy and Review

In July 2000, the Company completed the initial public offering of its Common Stock and became a reporting company at that time. During the first years of the Company's existence, the compensation of the executive officers has reflected a private “start-up” company model with the salary component at lower levels and the stock component at higher levels than would be applicable in a more established company environment. As the Company continues to grow and develop, the Company is shifting its compensation plans to mirror those of other publicly traded companies in its sector and to reflect the size and value of the Company.

The Compensation Committee believes that compensation of the Company's executive officers should (a) encourage creation of stockholder value and achievement of certain corporate objectives, (b) integrate compensation with the Company's annual and long-term corporate objectives and strategy, and focus executive behavior on the fulfillment of those objectives, (c) provide a competitive total compensation package that enables the Company to attract and retain, on a long-term basis, high-caliber personnel and (d) align the interests of executive officers with the long-term interests of stockholders.

To meet these objectives, executive compensation is comprised of three elements (i) base salary, (ii) variable bonus awards payable in cash and (iii) long-term stock-based incentive awards. The Company's policy is generally to qualify and structure such compensation arrangements so as to qualify for deductibility under Section 162(m) of the Internal Revenue Code. However, the Company reserves the discretion to pay compensation to its executive officers that may not be deductible.

The summary below describes in more detail the factors which the Board considers in establishing each of the three primary components of the compensation package provided to the Company's executive officers.

Key Elements of Executive Compensation

The Compensation Committee determined the base salaries and bonuses of the executive officers for fiscal 2005. The Company provides its executive officers with a compensation package consisting of base salary, cash bonus awards and participation in benefit plans generally available to other employees.

Base Salary.    The Compensation Committee reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer. The Compensation Committee sets the salary and bonus potential of each executive officer on a case by case basis. Final decisions on base salary adjustments of executive officers other than the Chief Executive Officer are made with the Chief Executive Officer's involvement. In determining the appropriate salary levels for the executive officers, the Compensation Committee considers, among other factors, each executive officer's relative position, scope of responsibility, historical and expected contributions to the Company, and benchmark data for compensation paid to persons in similar positions in companies of similar size.

Cash Bonus Awards.    The amount of cash bonus awards vary for each of the executive officers and are dependent on achievement of objectives set forth in the 2005 Executive Bonus Plan. In April 2005, the Compensation Committee approved the 2005 Executive Bonus Plan which set forth criteria for awarding executive bonuses and the manner in which bonuses for the executives were calculated. Under the 2005 Executive Bonus Plan (“Plan”), each participant in the Plan was assigned an annual target bonus.  The Plan set Company performance benchmarks for (i) revenue, (ii) profits, (iii) service quality, and (iv) customers' usage of WebEx services. Bonuses were paid quarterly with respect to revenue, profits and service quality benchmarks. Payment of the bonus with respect to the fourth quarter included the usage component along with the other three quarterly components. The Plan contained certain minimum thresholds for each component of the Plan under which no bonus amounts were paid for that component. Under the Plan there was also the potential for payouts for over achievement of targets to a maximum of 200% of the annual target bonuses.

The Compensation Committee met six times during 2005 and has met twice so far in 2006. At meetings that occurred after the end of each quarter, the Compensation Committee reviewed and approved each of the executive bonus awards given for executive performance in calendar year 2005.

Stock-based Incentive Awards.    Grants of stock options to executive officers are based upon each executive officer's relative position, scope of responsibility, historical and expected contributions to the Company, and the executive officer's existing stock ownership and previous option grants. The Compensation Committee strives to align the interests of the Company's executive officers with the long-term interests of stockholders through stock option grants. Stock option grants were made during 2005 to each of our executive officers, including those grants disclosed in “Executive Compensation and Related Information” of this Proxy Statement.

Chief Executive Officer Compensation

The Compensation Committee meets without the presence of the Chief Executive Officer to evaluate his performance and uses the same procedures described above in determining his annual compensation package. In December 2002, the Compensation Committee approved an increase in Mr. Iyar's 2003 salary from $180,000 to $250,000, with an annual target bonus for 2003 of $100,000. In July 2003, the Compensation Committee approved an increase in Mr. Iyar's 2003 target bonus to $250,000, to be based upon the Company's financial performance. In 2004 and 2005, Mr. Iyar's base salary remained at $250,000, and his annual bonus target under the Executive Bonus Plan for each of those years remained at $250,000. The actual bonus paid to Mr. Iyar for 2005 was $111,438, based upon achievement of the objectives set forth in the 2005 Executive Bonus Plan relating to revenue, profits, and quality and usage of WebEx services. In addition, in November 2005, Mr. Iyar was granted an option to purchase 150,000 shares of the Company's Common Stock. In each of the decisions regarding Mr. Iyar's salary and stock option compensation for 2005, the Compensation Committee considered Mr. Iyar's many accomplishments in setting the Company’s objectives and managing the Company towards achievement of those objectives, helping the Company to grow and meet its financial targets, and in managing the Company's other executives. The Compensation Committee also considered Mr. Iyar's expected contributions to the Company in the future.

Submitted by the Compensation Committee of the Company's Board of Directors

Michael T. Flynn
Alfred Berkeley
Casimir Skrzypczak

STOCK PRICE PERFORMANCE GRAPH

The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company’s Common Stock with the Nasdaq Composite Index and a peer group chosen by the Company (the “Peer Group”), assuming an investment of $100 in each on July 28, 2000 (the date of the Company’s initial public offering). No cash dividends have been declared or paid on the Company’s Common Stock. The Company’s Common Stock has been traded on the Nasdaq National Market from July 28, 2000. The Peer Group is comprised of the NASDAQ-100 Index Tracking Stock (NASDAQ: QQQQ). The daily QQQQ share price corresponds to the stock market performance of the NASDAQ’s largest 100 non-financial companies, of which the largest computer, software and telecommunications stocks listed on NASDAQ, measured by market capitalization, comprise a high percentage. The comparisons in the table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company’s Common Stock.

COMPARISON OF YEARLY PERCENTAGE CHANGE IN THE CUMULATIVE TOTAL STOCKHOLDERS RETURN ON THE COMPANY’S COMMON STOCK SINCE JULY 28, 2000
WITH THE NASDAQ COMPOSITE INDEX AND PEER GROUP INDEX

CUMULATIVE TOTAL RETURN AT PERIOD END

	7-28	12-29	6-29	12-31	6-28	12-31	6-30	12-31	6-30	12-31	6-30	12-30
	2000	2000	2001	2001	2002	2002	2003	2003	2004	2004	2005	2005

WEBX	1	1.49	1.91	1.77	1.14	1.07	0.99	1.44	1.55	1.70	1.89	1.55
Peer Group	1	0.67	0.53	0.45	0.30	0.28	0.34	0.42	0.43	0.46	0.42	0.47
NASDAQ	1	0.67	0.59	0.53	0.40	0.36	0.44	0.55	0.56	0.59	0.56	0.60

The information contained above under the captions “Report of the Compensation Committee of the Board of Directors on Executive Compensation” and “Stock Price Performance Graph” shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except that the Company specifically incorporates it by reference into such filing.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (1)

        The Audit Committee of the Company's Board of Directors oversees the Company's financial reporting process on behalf of the Board of Directors. In addition, the Audit Committee provides independent, objective oversight of the Company's accounting functions and controls. The Audit Committee operates under a written charter adopted by the Board of Directors and which was amended by the Board of Directors and the Audit Committee most recently in November 2002.

During 2005, the Audit Committee consisted of three non-employee directors, Michael Flynn, Anthony R. Muller and Casimir Skrzypczak, each of whom was determined to have been independent as defined by the listing standards of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission.

In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company's management and of the independent auditors. Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon.

In this context, the Audit Committee has met and held discussions with management and the independent auditors regarding the Company's audited financial statements as of and for the year ended December 31, 2005. In its discussions, management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 and the Sarbanes-Oxley Act of 2002, and had an opportunity to ask questions of the independent auditors relating to such matters.

In addition, the Company's independent auditors provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee discussed with the independent auditors that firm's independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining its independence. Upon consideration, the Audit Committee determined that the provision of the services other than the audit services is compatible with maintaining KPMG LLP's independence.

Based on the Audit Committee's discussions with management and the independent auditors, the Audit Committee's review of the representations of management including the collection of managerial-level employee disclosure certificates, and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Submitted by the Compensation Committee of the Company's Board of Directors

Michael T. Flynn
Alfred Berkeley
Casimir Skrzypczak

_________________
(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2006. KPMG LLP has audited the Company’s financial statements since 1997. Representatives of KPMG LLP are expected to be present at the Company’s Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as our independent auditor is not required by our Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to stockholders for ratification to permit stockholders to participate in this important decision.

Audit and Non-Audit Fees

Audit Fees.    The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements and internal control over financial reporting, as well as for the reviews of the financial statements included in the Company's Forms 10-Q and Form 10-K during and for the years ended December 31, 2005 and 2004, were $1,289,222 and $1,217,289, respectively. All hours expended on the engagement to audit the Company's financial statements were attributed to work performed by KPMG LLP's full-time, regular employees.

Audit Related Fees. All fees billed for professional services rendered by KPMG LLP that were reasonably related to the performance of the audit or review of the Company's financial statements were reported above as "Audit Fees" during 2005 and 2004.

Tax Fees. The aggregate fees billed for services rendered by KPMG LLP for tax compliance, tax advice, and tax planning during 2005 and 2004 were $8,620 and $211,340, respectively.

All Other Fees.    There were no other fees billed by KPMG LLP during each of 2005 and 2004.

All of the services provided by KPMG LLP were approved by the Audit Committee. The Company’s policy on auditor independence does not permit the employment of its independent auditor for material non-audit related services, except for (i) services which are incidental and directly related to audit activities, and (ii) tax-related activities, including tax compliance and tax planning.

Pre-Approval Policies and Procedures

It is the Company’s policy that all non-audit services to be performed by the Company’s independent auditor be approved in advance by the Audit Committee. The Company’s policy on auditor independence requires that, prior to engaging the independent auditor in any non-audit related activity other than that specifically authorized by the Company’s policy on auditor independence, Company management report to the Audit Committee the nature of the proposed activity, including the reasons why (i) it is necessary or beneficial to the Company to use the independent auditor to engage in such activity, and (ii) the steps being taken to ensure that the engagement of the independent auditor in such activity will not, among other things, violate applicable laws or regulations of the United States and applicable states, or the rules and regulations of the exchanges on which the Company’s securities are listed. In order for the Company to engage the independent auditor in the proposed activity, the Company must obtain Audit Committee approval.

Required Vote

Ratification will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. In the event ratification is not provided, the Audit Committee will review its future selection of the Company’s independent auditors but will not be required to select different independent auditors for the Company.

The Board of Directors recommends a vote “FOR” ratification of KPMG LLP as the Company’s independent auditors.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2007 Annual Meeting must be received by the Secretary of the Company no later than December 8, 2006 in order that they may be included in the Company’s proxy statement and form of proxy relating to that meeting.

A stockholder proposal not included in the Company’s proxy statement for the 2007 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Company’s Bylaws provide that the Company must have received the stockholder’s notice not less than 50 days nor more than 75 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 65 days prior to the meeting date, the Company must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided such public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. To the Company’s knowledge, based solely on a review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Rule 16a-3(e) of Exchange Act, the Company believes that all of the Section 16 filing requirements were satisfied for 2005.

OTHER MATTERS

The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies. Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By order of the Board of Directors

April 4, 2006	Subrah S. Iyar Chairman and Chief Executive Officer

WEBEX COMMUNICATIONS, INC.
AUDIT COMMITTEE CHARTER

This Charter governs the operations of the Audit Committee. The Audit Committee shall be appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities relating to the Company’s (1) financial statements and auditing, accounting and related reporting processes, (2) systems of internal controls regarding finance, accounting, legal compliance and ethics established by management and the Board and (3) internal and independent auditors.

The independent auditor for the Company and the head of the internal audit staff are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee and the Board shall have the ultimate authority to select, evaluate and, where appropriate, replace the independent auditor and the head of the internal audit staff.

Composition

The Audit Committee shall consist of at least three members of the Board, each of whom shall meet the independence and experience requirements of applicable laws, regulations, and stock market rules. The members of the Audit Committee shall be appointed by the Board at the annual organizational meeting of the Board, to serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

Responsibilities

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board. In carrying out its responsibilities, the Audit Committee’s policies and procedures should remain flexible in order to react to changing conditions and circumstances.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may alter or supplement them as appropriate. The Audit Committee shall:

Documents/Reports Review

•
Review and discuss with management, the internal auditor and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K), as well as the auditors’ judgment about the quality, not just the acceptability, of the Company’s accounting and auditing principles and practices and the adequacy of internal controls that could significantly affect the Company’s financial statements. In addition, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditor under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as it may be modified or supplemented.

•
Recommend, based on its review and discussions set forth above, to the Board of Directors whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K).

•
Review and discuss with management, the internal auditor and the independent auditors the Company’s interim financial results to be included in the Company’s quarterly reports filed with the Securities and Exchange Commission and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as it may be modified or supplemented.

•
Review and discuss with management, the internal auditor and the independent auditors the significant financial reporting issues and the selection, application and reasonableness of judgments and estimates made in connection with the preparation of the Company’s financial statements that may be viewed as critical and discuss any other matters communicated to the Committee by the independent auditors.

•	Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•
Review, as a whole, or through the Chair, the impact on the financial statements of significant events, transactions, or changes in accounting principles or estimates which potentially affect the quality of the financial reporting with management, the internal auditor and the independent auditor prior to the filing of the Company’s Reports on Form 10-Q or Form 10-K, or as soon as practicable if the communications cannot be made prior to its filing.

 Accounting and Financial Controls Framework

•
Review and discuss with management and the independent auditors significant changes to the Company’s auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by management, the internal auditor or the independent auditors.

•
Review and discuss with management, the internal auditor and the independent auditors the adequacy and effectiveness of the Company’s accounting and financial records and system for monitoring and managing business risk and legal compliance programs. In addition, the Audit Committee shall meet separately with the internal auditor and the independent auditor, with and without management present, to discuss the results of their examinations.

•	Review and discuss with the independent auditors any management letter provided by the independent auditors and the Company’s responses to that letter. Such review should include:

—	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

—	Whether any reportable conditions or material weakness concerning internal controls were identified by the independent auditors.

—	Any changes required in the planned scope of the audit or review.

—	The financial reporting department responsibilities and staffing.

•
Require management to promptly provide to the Audit Committee copies of any written complaints and a written description of any verbal complaints received by the Company regarding accounting controls or auditing matters, and any inquiries from or investigations by government regulators or exchanges on which the Company’s stock is listed, including but not limited to, the Securities and Exchange Commission and NASDAQ. If management reports that no such complaints have been received, require a written verification at least quarterly certified by the Chief Executive Officer and Chief Financial Officer that to their knowledge no such complaints have been received.

•
Require the Company to establish a process whereby employees of the Company can contact the Audit Committee directly regarding questionable accounting or auditing matters. Review any such communications on a regular basis and investigate any questionable items reported. Review questionable practices with management and the Company’s outside auditors. Require management to take appropriate corrective action to ensure improper practices or procedures are not repeated and are disclosed to appropriate authorities when required.

 Independent Auditors

•
Recommend to the Board the appointment of the independent auditors, subject to stockholder ratification of the appointment if required or sought, which firm is ultimately accountable to the Audit Committee and the Board.

•	Approve the fees to be paid to the independent auditors.

•
Ensure that the independent auditors annually submit written disclosures delineating all relationships between the independent auditor and the Company and the auditors’ independence as required by Independence Standards Board Standard No. 1. In addition, the Audit Committee shall discuss such reports and any disclosed relationships that may impact the objectivity and independence of the auditors with the independent auditors, and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditors.

•
Establish policies and procedures for the engagement of the independent auditors to provide non-audit services, including the requirement that any such non-audit services must be approved by the Audit Committee, and consider whether the independent auditors’ performance of any non-audit services is compatible with the independent auditors’ independence.

•	Evaluate together with the Board the performance of the independent auditors and, if so determined by the Audit Committee, recommend that the Board replace the independent auditors.

•	Meet with the independent auditors prior to the audit to review and discuss the overall scope of its audit examination and the planning and staffing of the audit.

General Authority and Responsibilities

The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain special legal, accounting or other consultants or experts to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Under the purview of the Board of Directors, the Audit Committee shall review any significant disagreement that is brought to its attention, after inquiry, among management and the independent auditors or the internal auditor in connection with the preparation of the Company’s financial statements. In addition, the Audit Committee shall review with management and the independent auditor any pending or threatened action by regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

In adopting this Audit Committee Charter, the Board of Directors acknowledges that the Audit Committee members are not employees of the Company and are not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work or auditing standards. Each member of the Audit Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Company that provide information to the Audit Committee and the accuracy and completeness of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management, the internal auditor and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

The Audit Committee shall maintain minutes of its meetings and regularly report its activities to the Board.

The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board.

PROXY

WEBEX COMMUNICATIONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes SUBRAH IYAR or DAVID FARRINGTON, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of WebEx Communications, Inc. (the “Company”) to be held at the Company’s offices at 3979 Freedom Circle, Santa Clara, California 95054 on May 9, 2006 at 10:00 a.m., Pacific Daylight Time, or at any postponement or adjournment thereof, and instructs said Proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE THE AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTOR, FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

☑    Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTOR AND FOR PROPOSAL 2.

1.    Proposal to elect Subrah Iyar as a Class III Director of the Company to serve until the 2009 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

FOR the nominee  ☐            ☐  Withheld from the nominee

2.    Proposal to confirm the appointment of KPMG LLP as the Company’s Independent Auditors.

FOR  ☐             AGAINST  ☐             ABSTAIN  ☐

(CONTINUED ON OTHER SIDE)

(CONTINUED FROM OTHER SIDE)

3.    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” the election of director and “FOR” Proposal 2.

☐  Mark here for address change and note below.

Date:______________________________

__________________________________
Signature

Date:______________________________

__________________________________
Signature

Please sign where indicated below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING
THE ENCLOSED ENVELOPE.